                                                                   EXHIBIT B


                   ALLEGHENY POWER SYSTEM

                         MONEY POOL

           The  Allegheny Power System Money Pool (the Pool)

is  an internal financing facility in which the excess funds of  some  participants  are used to satisfy  the  short-term borrowing  needs of other participants.  Using the  Pool  in place  of settling intercompany billings is a more efficient method  of managing the funds of the subsidiaries  and  will result  in  higher returns for investing members  and  lower costs for borrowing members.



           Members of the Pool are Monongahela Power Company

(MP),  The  Potomac  Edison Company (PE),  West  Penn  Power

Company  (WPP),  Allegheny  Generating  Company  (AGC),  and

Allegheny  Power System, Inc. (APS. Inc.).  APS, Inc.,  (the

parent)  will be allowed to invest its excess funds  in  the

Pool,  but will not be permitted to borrow funds.  AGC  will be  allowed  to  borrow from but not  invest  in  the  Pool.

Allegheny Power Service Corporation (APSC) will act as Agent for  the participants and will administer the Pool, but will not borrow from or lend to it.



           The  excess  funds of the Pool  members  will  be

determined  by  the individual performing the cash  position function of each participant each day.  The determination of excess  funds  will be based on the daily cash forecast  and

will    include   allocations   for   compensating   balance

requirements   and   the   current  day's   known   changes.

Allocation  of funds to borrowing members and  investing  of funds  not needed by pool members will be made by the  Agent following the guidelines set forth below.

           Interest  income and expense will  be  calculated

using  the previous day's Fed Funds Effective Interest  Rate as quoted by the Federal Reserve Bank of New York as long as this  rate  is, at least, four basis points lower  than  the previous day's seven-day commercial paper rate as quoted  by the  same  source.  Whenever the Fed Funds rate is  not,  at least, four basis points lower than the seven-day commercial paper  rate, then the seven-day commercial paper rate  minus

four  basis  points  should be used.   Interest  income  and

expense will be calculated daily and settled on a cash basis on the last business day of each month (see attachment A and its  description).  For any given month, a Pool member  will probably  have  both interest income and  interest  expense.

The  monthly booking will include entries that reflect  both income and expense.  Entries will not be made on a net basis for  the  interest  accrual.  For  internally  invested  and borrowed funds the interest income and interest expense will be exactly the same.



          Accounting and reporting for the Pool will be done

on  a  daily basis.  Each day, the transactions of the  Pool members will be recorded.  Money Pool worksheets (attachment

A)  will  be  prepared  on  a daily  basis  for  each  month calculating  ending balances, interest income, and  interest

expense.   They  will also include the external  investments

and income for each member of the Pool.

                     ACCOUNTS FOR MONEY POOL




BALANCE SHEET ACCOUNTS

       Principal -- used to book outstanding borrowings and/or investments at month end.

              Notes Payable to Associated Companies        233.100

              Notes Payable - Commercial Paper             231.500

              Notes Receivable from Associated Companies   145.100

              Temporary Cash Investments                   136.100

       Interest - used to book interest accrued on outstanding borrowings and/or investments at month end.

              Interest and Dividends Receivable            171.100

INCOME STATEMENT ACCOUNTS - used to book actual interest earned or incurred during the month.

       Interest on Debt to Associated Companies - money pool          430.200

       Interest Income - Intercompany                                 419.400

       Interest Income on Short-term Investments                      419.201

           When  contributions to the Pool are in excess  of  the

borrowing  needs of the Pool members, the Agent will  invest  the

funds   according  to  the  investment  schedule  set  forth   in

attachment B. Attachment B is consistent with Board of  Directors guidelines  established  to, first,  provide  a  high  degree  of security to principal and, second, provide maximum return on  the

investment.   The  interest income resulting  from  the  external

investments  will be accrued daily and will be allocated  to  the members  of the Pool on a basis equal to their pro rata share  of net  contributions in the Pool throughout the month.  It will  be settled on a cash basis on the last business day of each month.



           If there are insufficient funds in the Pool to satisfy

all the members borrowing needs, the Agent will allocate funds to members on the following priority:



          (1)  members that do not have access to any other funds;

          (2)  members that do not have access to commercial paper markets;

          (3)  members that will incur higher interest charges due to their risk rating criteria; and

          (4)  grouping  of  members that results in  the  lowest

               administrative costs.



          Pool  members  whose needs are not fully  satisfied  by

available  Pool funds will issue commercial paper or borrow  from banks  through  the  System  lines of  credit.  Such  short  term financings  will continue to be made in the names of the  members having the needs.  Sales of commercial paper will be arranged  by the Agent.  Bank loans will be arranged by individual members.

                          Attachment A

          The attached worksheets will be used to account for the

Pool transactions and to calculate and allocate both intercompany income and expenses and external income.



Direct input to be provided by the user is:

          (1)  Beginning Pool balances for each member;

          (2)  The  activity for each day, dollars (in thousands)

               contributed or borrowed from the Pool, or zero;

          (3)  Effective Interest Rate (see page 2) which will be used for loans and investments within the Pool.



          The  worksheets will calculate the ending balances  for

each  member  of the Pool as well as sum across the  total  funds

contributed and borrowed under the heading of Agent.   The  total

amounts  contributed and borrowed under the Agent heading  should be  equal on each day.  The interest accrual calculation for each member  for  intercompany and external transactions is calculated as follows:

          day's balance x interest rate divided by 360 = accrual



          The  allocation  of the external investment  income  is

calculated as follows:



          (member's  ending  balance  divided by  total  members'   ending

balance) x total external investment

                                                                     DATE
                                                                     CHART 2
                                   ISSUANCE INSTRUCTIONS



                       MONEY OUT   MONEY IN   MONEY OUT  MONEY IN
          ACCT. #      BORROW      PAY DOWN   WITHDREW   INVEST

AGC       390-64706     0.00          0.00       0.00     0.00

APS       006-13341     X              X         0.00     0.00     MONEY IN            0.00

MP        001-9107      0.00          0.00       0.00     0.00     MONEY OUT           0.00

PE        322-015774    0.00          0.00       0.00     0.00

WPP       2-000485      0.00          0.00       0.00     0.00     NET                 0.00

TOTAL                   0.00        0.00       0.00       0.00




                                   MONEY POOL ANALYSIS
                                                                  EXTERNAL       EXTERNAL
          AGC          APS         MP         PE         WPP      INVESTMENT     BORROWING    AGENT

Beg. Bal. 0.00         0.00        0.00       0.00       0.00     0.00            0.00        0.00

Money In  0.00         0.00        0.00       0.00       0.00     0.00            0.00        0.00

Money Out 0.00         0.00        0.00       0.00       0.00     0.00            0.00        0.00

End. Bal. 0.00         0.00        0.00       0.00       0.00     0.00            0.00        0.00



REPORT:  XINVINT                                                    CHART 7
                                                                    DATE

                 ALLEGHENY POWER SYSTEM, INC.          MONEY POOL
                 EXTERNAL INVESTMENT REPORT -- INTEREST INCOME



DATE       APS        AGC        MP         PE         WP              TOTAL

10/1/97          0.00       0.00      0.00       0.00       0.00            0.00
10/2/97          0.00       0.00      0.00       0.00       0.00            0.00
10/3/97          0.00       0.00      0.00       0.00       0.00            0.00
10/4/97          0.00       0.00      0.00       0.00       0.00            0.00
10/5/97          0.00       0.00      0.00       0.00       0.00            0.00
10/6/97          0.00       0.00      0.00       0.00       0.00            0.00
10/7/97          0.00       0.00      0.00       0.00       0.00            0.00
10/8/97          0.00       0.00      0.00       0.00       0.00            0.00
10/9/97          0.00       0.00      0.00       0.00       0.00            0.00
10/10/97         0.00       0.00      0.00       0.00       0.00            0.00
10/11/97         0.00       0.00      0.00       0.00       0.00            0.00
10/12/97         0.00       0.00      0.00       0.00       0.00            0.00
10/13/97         0.00       0.00      0.00       0.00       0.00            0.00
10/14/97         0.00       0.00      0.00       0.00       0.00            0.00
10/15/97         0.00       0.00      0.00       0.00       0.00            0.00
10/16/97         0.00       0.00      0.00       0.00       0.00            0.00
10/17/97         0.00       0.00      0.00       0.00       0.00            0.00
10/18/97         0.00       0.00      0.00       0.00       0.00            0.00
10/19/97         0.00       0.00      0.00       0.00       0.00            0.00
10/20/97         0.00       0.00      0.00       0.00       0.00            0.00
10/21/97         0.00       0.00      0.00       0.00       0.00            0.00
10/22/97         0.00       0.00      0.00       0.00       0.00            0.00
10/23/97         0.00       0.00      0.00       0.00       0.00            0.00
10/24/97         0.00       0.00      0.00       0.00       0.00            0.00
10/25/97         0.00       0.00      0.00       0.00       0.00            0.00
10/26/97         0.00       0.00      0.00       0.00       0.00            0.00
10/27/97         0.00       0.00      0.00       0.00       0.00            0.00
10/28/97         0.00       0.00      0.00       0.00       0.00            0.00
10/29/97         0.00       0.00      0.00       0.00       0.00            0.00
10/30/97         0.00       0.00      0.00       0.00       0.00            0.00
10/31/97         0.00       0.00      0.00       0.00       0.00            0.00

TOTAL            0.00       0.00      0.00       0.00       0.00            0.00

GRAND
TOTAL            0.00       0.00      0.00       0.00       0.00            0.00


REPORT:ININVINT                                                    CHART 6A
                                                                   DATE


           ALLEGHENY POWER SYSTEM, INC. MONEY POOL
           INTERNAL INVESTMENT REPORT -- INTEREST INCOME



DATE       APS        MP         PE         WP               TOTAL

10/1/97          0.00       0.00       0.00       0.00             0.00
10/2/97          0.00       0.00       0.00       0.00             0.00
10/3/97          0.00       0.00       0.00       0.00             0.00
10/4/97          0.00       0.00       0.00       0.00             0.00
10/5/97          0.00       0.00       0.00       0.00             0.00
10/6/97          0.00       0.00       0.00       0.00             0.00
10/7/97          0.00       0.00       0.00       0.00             0.00
10/8/97          0.00       0.00       0.00       0.00             0.00
10/9/97          0.00       0.00       0.00       0.00             0.00
10/10/97         0.00       0.00       0.00       0.00             0.00
10/11/97         0.00       0.00       0.00       0.00             0.00
10/12/97         0.00       0.00       0.00       0.00             0.00
10/13/97         0.00       0.00       0.00       0.00             0.00
10/14/97         0.00       0.00       0.00       0.00             0.00
10/15/97         0.00       0.00       0.00       0.00             0.00
10/16/97         0.00       0.00       0.00       0.00             0.00
10/17/97         0.00       0.00       0.00       0.00             0.00
10/18/97         0.00       0.00       0.00       0.00             0.00
10/19/97         0.00       0.00       0.00       0.00             0.00
10/20/97         0.00       0.00       0.00       0.00             0.00
10/21/97         0.00       0.00       0.00       0.00             0.00
10/22/97         0.00       0.00       0.00       0.00             0.00
10/23/97         0.00       0.00       0.00       0.00             0.00
10/24/97         0.00       0.00       0.00       0.00             0.00
10/25/97         0.00       0.00       0.00       0.00             0.00
10/27/97         0.00       0.00       0.00       0.00             0.00
10/28/97         0.00       0.00       0.00       0.00             0.00
10/29/97         0.00       0.00       0.00       0.00             0.00
10/30/97         0.00       0.00       0.00       0.00             0.00
10/31/07         0.00       0.00       0.00       0.00             0.00

TOTAL            0.00       0.00       0.00       0.00             0.00

GRAND
TOTAL            0.00       0.00       0.00       0.00             0.00


REPORT:     ININVEXP                                               CHART 6B
                                                                   DATE


            ALLEGHENY POWER SYSTEM - MONEY POOL
            INTERNAL INVESTMENT REPORT - INTEREST EXPENSE


DATE        AGC        MP         PE         WP               TOTAL

10/1/97          0.00       0.00        0.00      0.00             0.00
10/2/97          0.00       0.00        0.00      0.00             0.00
10/3/97          0.00       0.00        0.00      0.00             0.00
10/4/97          0.00       0.00        0.00      0.00             0.00
10/5/97          0.00       0.00        0.00      0.00             0.00
10/6/97          0.00       0.00        0.00      0.00             0.00
10/7/97          0.00       0.00        0.00      0.00             0.00
10/8/97          0.00       0.00        0.00      0.00             0.00
10/9/97          0.00       0.00        0.00      0.00             0.00
10/10/97         0.00       0.00        0.00      0.00             0.00
10/11/97         0.00       0.00        0.00      0.00             0.00
10/12/97         0.00       0.00        0.00      0.00             0.00
10/13/97         0.00       0.00        0.00      0.00             0.00
10/14/97         0.00       0.00        0.00      0.00             0.00
10/15/97         0.00       0.00        0.00      0.00             0.00
10/16/97         0.00       0.00        0.00      0.00             0.00
10/17/97         0.00       0.00        0.00      0.00             0.00
10/18/97         0.00       0.00        0.00      0.00             0.00
10/19/97         0.00       0.00        0.00      0.00             0.00
10/20/97         0.00       0.00        0.00      0.00             0.00
10/21/97         0.00       0.00        0.00      0.00             0.00
10/22/97         0.00       0.00        0.00      0.00             0.00
10/23/97         0.00       0.00        0.00      0.00             0.00
10/24/97         0.00       0.00        0.00      0.00             0.00
10/25/97         0.00       0.00        0.00      0.00             0.00
10/27/97         0.00       0.00        0.00      0.00             0.00
10/28/97         0.00       0.00        0.00      0.00             0.00
10/29/97         0.00       0.00        0.00      0.00             0.00
10/30/97         0.00       0.00        0.00      0.00             0.00
10/31/07         0.00       0.00        0.00      0.00             0.00

TOTAL            0.00       0.00        0.00      0.00             0.00

GRAND
TOTAL            0.00       0.00        0.00      0.00             0.00


                                   Attachment B

          The    following   groups   of   investment   types    are    to    be

used    when   the   funds   in   the   Pool   exceed   the   borrowing    needs

of the Pool members.



          (1)  Direct   of   indirect   obligations   of   the   United   States

               Government.

          (2)  Certificates   of  Deposit  of  commercial  banks   with   assets

               exceeding $2.5 billion.

          (3)  Bankers    acceptances   of   commercial   banks   with    assets

               exceeding $2.5 billion.

          (4)  Commercial   paper   of   companies   having   a   minimum    net

               worth   of  $150  million  having  (a)  a  "1"  commercial  paper

               rating   by   at  least  two  of  the  three  recognized   rating

               services  (Moody's,  Standard & Poor's, and  Fitch)  and  (b)  if

               the  company  has  long-term debt outstanding, a  long-term  debt

               rating   of  AA  from  at  least  one  of  the  two  bond  rating

               agencies (Moody's and Standard & Poor's).

          No investment will be made in commercial paper of

a company that has not been approved for that purpose by the

Chief Executive Officer and the Chief Financial Officer of

the Allegheny Power System.

          (5)  The Institutional Liquid Assets Fund managed

               by Goldman Sachs & Company.